Exhibit 99.1

Contact:
GSI Commerce, Inc.
Media	Investors	Retail Convergence, Inc.
Kelly Henry	Greg Ryan	H.L. Group
610.491.7474	610.491.7294	Kathleen Corless
news@gsicommerce.com	ryang@gsicommerce.com	646.460.8906
GSI Commerce to Acquire Retail Convergence and Enter Private Sale Space with Addition of Rue La La
Entrance into Fast-Growing Private Sale Business Advances GSI’s Leadership Position in E-Commerce; Transaction Expected to be Accretive in 2010
KING OF PRUSSIA, Pa., and BOSTON, Mass., Oct. 27, 2009 — GSI Commerce Inc. (Nasdaq: GSIC), the leading provider of e-commerce and interactive marketing services, today announced it has signed a definitive agreement to acquire Retail Convergence Inc. (“RCI”), a Boston, Mass.-based company that operates RueLaLa.com, a leader in the private sale space and SmartBargains.com, an off-price e-commerce marketplace. The acquisition of Rue La La and SmartBargains.com furthers GSI’s evolution as an innovative global e-commerce platform capable of managing all aspects of online sales and interactive marketing for leading retailers and consumer brands.
The transaction is valued at up to $350 million, including $180 million at closing (50 percent cash, 50 percent stock) and an earn-out of up to $170 million. To reach the maximum earn-out, RCI will need to achieve non-GAAP income from operations (commonly referred to as adjusted EBITDA) of $51.9 million in fiscal year 2012 (a complete description of the earn-out is contained later in this release). At the end of September 2009, RCI had cash of $7.5 million and no debt. In 2010, RCI is expected to generate at least $230.0 million of revenue, $7.0 million of income from operations and $15.0 million of non-GAAP income from operations (1).
“We are excited to enter the private sale market with industry-leader Rue La La. We believe this new way of shopping will continue its remarkable growth trajectory, based on its benefits to brands, retailers and consumers,” said Michael G. Rubin, chairman, president and CEO of GSI. “Rue La La’s short, intense events are entertaining and engaging. They have proven to be an effective solution for brands and retailers to sell significant opportunistic merchandise in a compressed time period,” said Rubin.
Launched in April 2008, Rue La La is a members-only, e-commerce destination offering premier brands at discount prices during two-day private sale events in the fashion, accessories, footwear, home, jewelry and other emerging merchandise categories. Since inception, Rue La La has featured private sale events from more than 300 brands.
SmartBargains.com, launched in 1999, is a leading consumer marketplace for the sale of off-price merchandise across a wide cross-section of categories.
(more)

GSI Commerce, Inc.
“The private sale sector is changing e-commerce through exceptional levels of virality, dynamic customer experience and highly engaged members,” said Ben Fischman, CEO of Retail Convergence. “Since launching in April, 2008, Rue La La has experienced tremendous growth and we are excited to further our momentum by becoming part of the GSI family. GSI’s extensive infrastructure, marketing services expertise and relationships with retailers and brands will provide brands and members with an even more robust experience, accelerating Rue La La’s global potential and positioning us for leadership in this exciting e-commerce segment.”
Fischman will continue to lead Rue La La and SmartBargains.com, reporting to Michael Rubin. RCI’s experienced and growing team of nearly 200 associates will remain intact following the acquisition to support the continued expansion of Rue La La and SmartBargains.com.
“Rue La La can offer GSI’s clients access to a new way of selling opportunistic inventory in a manner that enhances their brand image and further drives consumer engagement,” said Rubin. “It is an excellent strategic fit for GSI adding a new growth pillar. Rue La La positions us to continue adding value to our clients and provides meaningful cross-sell opportunities among all of our services.”
Rue La La’s membership has grown to more than 1.2 million members in 18 months and continues to grow rapidly, driven by highly effective viral marketing and email marketing services, powered by e-Dialog, GSI’s e-mail marketing division. Rue La La’s engaged membership base, with approximately 10 percent of its members visiting the site daily, and high repeat purchase rate have led to rapid growth of net revenues with estimated third quarter 2009 net revenues expected to increase almost five times from the third quarter of 2008.

	1Q08	2Q08	3Q08	4Q08	1Q09	2Q09	3Q09E
Rue La La Net Revenue (U.S. $ in millions)	0.3	2.2	5.8	12.0	15.6	23.0	28.0
RCI’s attractive cash flow model is driven by low customer-acquisition costs that reflect the viral marketing nature of its business and low capital intensity. RCI generates double-digit inventory turns, healthy gross margins (low- to mid-30 percent range), and since inception has spent less than $5.0 million of capital expenditures per fiscal year.
The acquisition of RCI is expected to be accretive to GSI’s non-GAAP income from operations per share beginning in fiscal year 2010. On a trailing 12 month-basis ending September 2009, RCI has achieved the following:

	LTM ended		LTM ended			%
(U.S. $ in millions)	Sept 08		Sept 09		$ VAR	Change
Net Revenues	$81.1		$134.6		$53.6	66%
Income/(loss) from Operations	$(7.5)		$(0.5)		$6.9	NM
Non-GAAP Income/(loss) from Operations	$(4.7	)(2)	$3.2	(2)	$7.9	NM
Cash flow from operations	$(6.8)		$9.5		$16.3	NM
Free cash flow	$(9.5	) (3)	$3.8	(3)	$13.3	NM

GSI Commerce, Inc.
GSI is expected to record approximately $2.0 million of transaction related expenses in the fourth quarter of fiscal year 2009 and approximately $2.0 million to $4.0 million of integration-related expenses in fiscal year 2010.
Description of Earn-out
The agreement includes an earn-out of up to $170 million over a three-year period beginning with fiscal year 2010 that is tied to RCI’s achievement of performance targets. The earn-out payment for each year is determined by multiplying the implied transaction multiple by the non-GAAP income from operations (NGIO) and subtracting all previous payments, up to the maximum payment for the earn-out year.

	2010		2011		2012
NGIO needed for target payment	$18.3		$34.4		$51.9
Target payment	$40.0		$55.0		$75.0
Implied transaction multiple	12.00	x	8.00	x	6.75	x
Minimum NGIO to receive any payment	$15.0		$22.5		$26.7
Maximum cumulative payment	$40.0		$95.0		$170.0
For GAAP purposes, the earn-out received by RCI’s shareholders and employees in accordance with their pro rata ownership percentage will be treated as purchase price and the portion received by RCI’s shareholders and employees above their pro rata ownership percentage will be treated as compensation expense. However, for the purposes of calculating non-GAAP income from operations, GSI will exclude compensation expense related to the earn-out as well as integration expenses and related purchase accounting valuation adjustments.
The acquisition is expected to close within 30 days and is subject to customary closing conditions and expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Following the close of the transaction GSI will report the results of RCI in a new reporting segment that will be called Consumer Engagement.
GSI Commerce was advised on the transaction by BofA Merrill Lynch and Blank Rome LLP served as legal advisor. Retail Convergence was advised on the transaction by Cowen & Company LLC and Goulston & Storrs served as legal advisor.
Entrance to Rue La La is by invitation only. For a limited time, we invite you to join Rue La La by visiting www.ruelala.com/gsi. Once you register and select a password you will receive access to the site. Please note that this invitation is only available for 48 hours.

GSI Commerce, Inc.
Conference Call Today
GSI Commerce has scheduled a conference call for 4:45 p.m. EDT today to discuss its agreement to acquire RCI.
Live Conference Access:
•	Phone — Dial 1-866-362-4831, passcode 30715785 by 4:45 p.m. EDT today.
•	Web — Go to http://www.gsicommerce.com, and click on the webcast tab provided on the home page, or go directly to http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=66459&eventID=2492564, or go to http://www.streetevents.com, where the conference call will be broadcast live. Please allow at least 15 minutes to register, download and install any necessary audio software.
Conference Replay:
•	Web — Go to http://www.gsicommerce.com, and click on the webcast tab provided on the home page, or go directly to http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=66459&eventID=2492564. Access will remain available through Nov. 20.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(1) To reconcile GAAP income from operations to non-GAAP income from operations: add to projected GAAP income from operations estimated depreciation and amortization of $4.0 million and acquisition related integration expenses of $4.0 million. At this time, the company has not completed estimates for the following primarily non-cash items related to the RCI acquisition: the amount of amortization from acquisition-related intangibles (non-cash), the amount of incremental depreciation that may result from the step-up of the value of fixed assets (non-cash), the amount of incremental cost of revenues from product sales that may result from the step-up of the value of inventory (non-cash) and the cash portion of any acquisition earn-out payments recorded as compensation. Because these items have not been estimated at this time, they have been excluded from our guidance for income from operations. As a result, the company’s actual income from operations could decrease materially.
(2) The following is a reconciliation of LTM ended September 2008 GAAP loss from operations to non-GAAP loss from operations of $4.7 million: add to GAAP loss from operations depreciation and amortization of $2.8 million. The following is a reconciliation of LTM ended September 2009 GAAP loss from operations to non-GAAP income from operations of $3.2 million: add to GAAP loss from operations depreciation and amortization of $3.7 million.
(3) The following is a reconciliation of LTM ended September 2008 GAAP cash flow from operations to non-GAAP free cash flow of negative $9.5 million: deduct from GAAP cash flow from operations capital expenditures of $2.7 million. The following is a reconciliation of LTM ended September 2009 GAAP cash flow from operations to non-GAAP free cash flow of $3.8 million: deduct from GAAP cash flow from operations capital expenditures of $5.7 million.
Non-GAAP Financial Measures
In this release and on the conference call, we present the non-GAAP financial measures of non-GAAP income from operations and free cash flow. We also discuss certain ratios that use those measures. The non-GAAP measures and ratios presented are not intended to be considered in isolation of, as a substitute for, or superior to our GAAP financial information. We have included reconciliation in the body of this release of these non-GAAP measures to the nearest GAAP measure.

GSI Commerce, Inc.
We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate our performance and the performance of RCI. In our opinion, these non-GAAP measures provide meaningful supplemental information regarding RCI’s performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and the performance of RCI and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the health of our business. These measures may be different from non-GAAP measures used by other companies.
Non-GAAP income from operations. We define non-GAAP income from operations as income from operations excluding stock-based compensation, depreciation and amortization expenses; transaction, due diligence and integration expenses relating to acquisitions. Beginning with this release, we are also excluding acquisition related non-cash inventory and deferred revenue valuation adjustments resulting from the step-up or step-down of acquired assets and liabilities and the cash portion of any acquisition earn-out payments recorded as compensation expense. We consider non-GAAP income from operations to be a useful metric for management and investors because it excludes certain non-cash and non-operating items. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when valuing equity awards under SFAS 123R, we believe that viewing income from operations excluding stock-based compensation expense allows investors to make meaningful comparisons between our operating performance and those of other businesses. Because we are growing our business and operate in an emerging and changing industry, we believe that our level of capital expenditures and consequently the level of depreciation and amortization expense relative to our revenues could be meaningfully greater today than it will be over time. As a result, we believe it is useful supplemental information to view income from operations excluding depreciation and amortization expense as it provides a potential indicator of the future operating margin potential of the business. We believe the exclusion of acquisition-related integration, transaction and due diligence expenses, acquisition related non-cash inventory and deferred revenue valuation adjustments resulting from the step-up or step-down of acquired assets and liabilities, and the cash portion of any acquisition earn-out payments recorded as compensation expense permits evaluation and a comparison of results for on-going business operations, and it is on this basis that management internally assesses the company’s performance.
Free cash flow. We define free cash flow as net cash provided by operating activities minus cash paid for fixed assets, including internal use software. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, including information technology infrastructure, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of our operating results to the operating results of comparable companies. A limitation of using free cash flow as a means for evaluating our performance is that free cash flow reflects changes in working capital which is impacted by short-term changes in cash flow and the seasonality of our business which may not be indicative of long-term performance. Another limitation of free cash flow is that it excludes fixed assets purchased and placed in service, but not paid for during the applicable period. Our management compensates for this limitation by providing supplemental information about capital expenditures accrued, but not paid for during the applicable periods on the face of the cash flow statement in our Forms 10-K and 10-Q.

GSI Commerce, Inc.
About GSI Commerce
GSI Commerce® (www.gsicommerce.com) is the leading provider of services that enable e-commerce, multichannel retailing and interactive marketing for large, business-to-consumer (b2c) enterprises in the U.S. and internationally. We deliver customized e-commerce solutions through an e-commerce platform, which is comprised of technology, fulfillment and customer care. We offer each of the platform’s components on a modular basis, or as part of an integrated, end-to-end solution. We also offer a full suite of interactive marketing services through two divisions, gsi interactivesm and e-Dialog (www.e-Dialog.com).
About Retail Convergence, Inc.
Retail Convergence Inc. is transforming on-line retail through its high growth, dynamic e-commerce companies. Current businesses include SmartBargains.com a top 100 Internet retailer and RueLaLa.com an invitation-only destination for limited time, private sales of the best brand names in the world. RueLaLa.com provides daily access to coveted brands at private sale pricing bringing the excitement of private sales to life in an online environment. Headquartered in Boston, Massachusetts, Retail Convergence investors include New England Development, Breakaway Ventures, Mugar Enterprises and General Catalyst.
About Rue La La
Rue La La (ruelala.com) is an exclusive, invitation-only online destination where members discover premier-brand, private sale Boutiques, each open for just two days. New Boutiques open each day at 11:00 a.m. EST and feature a well edited collection of sought-after offerings from the best brand names in the world at 50 percent to 80 percent below retail. From coveted “must haves” to the discovery of something unexpected, Rue La La offers access to apparel and accessories for both men and women, items for the home and experiences to indulge in at private sale prices from the convenience or your computer or iPhone.
About SmartBargains
SmartBargains.com is a leading consumer marketplace for the sale of discounted merchandise across a variety of categories. Since 2000, SmartBargains.com has served more than three million consumers and saved its customer base over $1 billion.

GSI Commerce, Inc.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements, including statements regarding the expected timing of the closing of the acquisition of Retail Convergence Inc., (“RCI”), the ability of GSI Commerce Inc. and RCI to close the acquisition, the expected benefits of the acquisition, and the expected impact of the acquisition on GSI’s financial results. In addition, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the risk that the planned acquisition may not close on the terms agreed upon or at all, risks related to the acquisition, the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its clients operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce and RCI to develop and maintain relationships with strategic clients and suppliers and the timing of their establishment, extension or termination of relationships with their clients, the ability of GSI Commerce and RCI to timely and successfully develop, maintain and protect technology, confidential and proprietary information, and product and service offerings and execute operationally, the ability of GSI Commerce and RCI to attract and retain qualified personnel, the ability of GSI Commerce to successfully integrate its acquisitions of other businesses and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.
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